Exhibit 99.5

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY WHEELER REAL ESTATE INVESTMENT TRUST, INC.

This form, or one substantially equivalent hereto, must be used to exercise the non-transferable subscription rights (the “rights”) pursuant to the rights offering (the “rights offering”) as described in the Prospectus dated [●], 2021 (as it may be amended or supplemented, the “Prospectus”) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), if a holder of rights cannot deliver the certificate(s) evidencing the rights (the “rights certificates”) to the subscription agent listed below (the “subscription agent”) prior to 5:00 p.m. New York City time on [●], 2021 (the “expiration date”), unless extended by the Company.

Such form must be delivered by first class mail, overnight courier or sent by email transmission to the subscription agent, and must be received by the subscription agent prior to the expiration date. See “The Rights Offering— Guaranteed Delivery Procedures” in the Prospectus.

Payment of the subscription price of $25.00 per Note (a “Note”), subscribed for upon exercise of such rights must be received by the subscription agent in the manner specified in the Prospectus prior to the expiration date even if the rights certificates evidencing such rights are being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Each right entitles you to purchase $25.00 principal amount of Notes (the “basic subscription privilege”). In addition, each holder of rights who fully exercise such holder’s basic subscription privilege will be entitled to subscribe for additional Notes that remain unsubscribed as a result of any unexercised basic subscription privileges (the “over-subscription privilege”).

THE SUBSCRIPTION AGENT IS:

Computershare

c/o Corporate Actions Voluntary Offer; COY: WHLR

P.O. Box 43011

Providence, RI 02940-3011

By Overnight Courier:

Computershare

c/o Corporate Actions Voluntary Offer; COY: WHLR

150 Royall Street, Suite V

Canton, MA 02021

If By Email: canoticeofguarantee@computershare.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or bank or trust company, must communicate this guarantee and the amount of Notes subscribed for in connection with this guarantee, (separately disclosed as to the basic subscription privilege and the over-subscription privilege, subject, in the case of the over-subscription privilege, to proration, as described in the Prospectus) to the subscription agent and must deliver this Notice of Guaranteed Delivery, to the subscription agent, prior to 5:00 p.m., New York City time, on the expiration date, guaranteeing delivery of (a) payment in full for all subscribed Notes and (b) a properly completed and signed rights certificate (which certificate and full payment (at the subscription price of $25.00 per Note) must then be delivered to the subscription agent no later than the close of business of the second business day after the expiration date). Failure to do so will result in a forfeiture of the rights.

VOLUNTARY CORPORATE ACTIONS COY: WHLR

Ladies and Gentlemen:

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the subscription agent prior to 5:00 p.m., New York City time, on the second business day after the expiration date ([●], 2021), unless extended, as described in the Prospectus, of (a) a properly completed and executed rights certificate and (b) payment in full for all subscribed Notes. Participants should notify the subscription agent prior to covering through the submission of a physical security directly to the subscription agent based on a guaranteed delivery that was submitted via the PSOP platform of The Depository Trust Company (“DTC”).

Price for Notes subscribed for under the basic subscription privilege and for any additional Notes subscribed for pursuant to the over-subscription privilege, subject, in the case of the over-subscription privilege, to proration, as described in the Prospectus, as subscription for such Notes is indicated herein or in the rights certificate.

Method of delivery of the Notice of Guaranteed

Delivery (circle one)

A. Through DTC

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the rights to be delivered.

VOLUNTARY CORPORATE ACTIONS COY: WHLR

PLEASE ASSIGN A UNIQUE CONTROL NUMBER

FOR EACH GUARANTEE SUBMITTED. This

number needs to be referenced on any direct delivery

of rights or any delivery through DTC.

Name of Firm Authorized Signature DTC Participant Number Title Address Name (Please Type or Print) Zip Code Phone Number Contact Name Date

The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the rights certificate(s) to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

VOLUNTARY CORPORATE ACTIONS COY: WHLR

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